UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2025

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2025, the Board of Directors (Board) of Exelixis, Inc. (Company) approved, following a recommendation of the Compensation Committee of the Board (Compensation Committee), a program providing for a special one-time performance-based restricted stock unit award (PSU Award) for all employees of the Company and its subsidiaries, including our named executive officers, under the Exelixis, Inc. 2017 Equity Incentive Plan, as amended and restated from time to time (such program, the Special Equity Award Program). The Board believes that the Special Equity Award Program will incentivize long-term Company performance directly aligned with shareholder value creation while also retaining employees over a five-year transformational period for the Company.

In determining participant sizing and the overall design of the Special Equity Award Program, the Compensation Committee took into account market-based research from its compensation consultant and the overall goal of aligning all employee interests with shareholder interests. For our named executive officers, the value of the awards granted is equal to approximately two times the value of an annual long-term incentive award for similarly situated executives at peer companies placed at the 50th percentile. The number of shares of the Company’s common stock underlying the PSU Awards granted to each of Dr. Michael M. Morrissey, Mr. Christopher J. Senner, Dr. Dana T. Aftab, Mr. Jeffrey J. Hessekiel and Dr. Amy C. Peterson under the Special Equity Award Program is 589,719, 170,009, 132,819, 154,070 and 159,383, respectively.

The performance vesting requirement for the PSU Awards under the Special Equity Award Program will be satisfied to the extent that the volume-weighted average closing price of the Company’s common stock for any consecutive 90-calendar-day period equals or exceeds $60 per share on any day during the five-year performance period. To fully vest in the PSU Award, an employee must also remain employed through the fifth anniversary of the grant, subject to certain exceptions on a qualifying termination of employment. If the stock price goal is not achieved within the performance period, the entirety of the PSU Award will be forfeited.

The preceding summary of the PSU Awards granted under the Special Equity Award Program is qualified in its entirety by reference to the applicable PSU Award agreements. The form of the PSU Award agreement applicable to employees at or above the vice president level (including our named executive officers) will be filed as an exhibit to the Company’s Form 10-Q for the period ending April 4, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

March 31, 2025	/s/ Jeffrey J. Hessekiel
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel